SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

APRIA HEALTHCARE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APRIA HEALTHCARE GROUP INC.
26220 Enterprise Court
Lake Forest, California 92630

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	8:00 A.M. local time on Friday, May 4, 2007

PLACE	Apria Healthcare Group Inc.
Building 26210 – Sawgrass Room
26220 Enterprise Court
Lake Forest, California 92630

ITEMS OF BUSINESS	(1) To elect nine members of the Board of Directors, with such persons to hold office until the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

(3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

RECORD DATE	You can vote if you were a stockholder of record on March 16, 2007.

ANNUAL REPORT	Our 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	Shares represented by properly executed proxies will be voted in accordance with the specifications therein. Shares represented by proxies which do not contain directions to the contrary will be voted FOR the election of the Directors named in the attached Proxy Statement and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm.

LIST OF STOCKHOLDERS	You may examine a complete list of stockholders entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, at the office of the Secretary of the company, at 26220 Enterprise Court, Lake Forest, California 92630-8405, during the ten-day period preceding the Annual Meeting.

Lake Forest, California April 4, 2007	Robert S. Holcombe Executive Vice President, General Counsel and Secretary

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Apria Healthcare Group Inc. 26220 Enterprise Court Lake Forest, California 92630-8405
P R O X Y    S T A T E M E N T
SOLICITATION OF PROXIES

Solicitation by Board
     The accompanying proxy is being solicited by the Board of Directors of Apria Healthcare Group Inc. for use at Apria’s 2007 Annual Meeting of Stockholders to be held on May 4, 2007, at 8:00 A.M. local time, at Apria Healthcare Group Inc., Building 26210 – Sawgrass Room, 26220 Enterprise Court, Lake Forest, California 92630, and at any adjournment thereof.
     This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 4, 2007.
Expense of Solicitation
     The expense of soliciting proxies will be borne by Apria. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. Apria also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners.
Your Vote is Important
     No matter how many shares you owned on the record date, please indicate your voting instructions on the accompanying proxy card and sign, date and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask for your cooperation in promptly mailing in your proxy card.
VOTING PROCEDURE AND TABULATION

Stockholders Entitled to Vote
     Holders of Apria common stock at the close of business on March 16, 2007, the record date with respect to this solicitation, are entitled to notice of and to vote at the Annual Meeting. Each stockholder of record is entitled to one vote per share. As of the record date 43,517,710 shares of the company’s common stock were outstanding (not including 16,999,072 treasury shares held by Apria). No shares of any other class of stock were outstanding.
Voting on Agenda Items/Right to Revoke Proxy
     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If you sign your proxy card but do not indicate contrary voting instructions, the shares represented by the proxy will be voted “for” each of the nominees and the proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm. See “Election of Directors” and “Ratification of Appointment of Independent Registered Public Accounting Firm” for more information. You may revoke an executed proxy at any time before its exercise by filing with Apria’s Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual

     Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you revoke it in writing and deliver the revocation to the Inspector of Election present at the meeting.
Voting on Other Matters
     If any other matters are properly presented at the Annual Meeting, the persons named on the proxy card will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, Apria was not aware of any other matters to be raised at the Annual Meeting.
Tabulation of Votes
     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by Apria to act as Inspector of Election for the meeting.
Abstentions
     The Inspector of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Therefore, an abstention has the effect of a negative vote because it is disregarded in the calculation of “votes cast.”
Broker “Non-Votes”
     The Inspector of Election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Therefore, broker non-votes will not affect the outcome of any matter voted on at the meeting.
INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition of Board
     Apria’s Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The Board of Directors currently consists of nine Directors who have been nominated for reelection. All of the nominees have been nominated to serve as Directors for a term of one year or until the election and qualification of their successors.
Committees and Meetings of the Board of Directors
     Standing committees of Apria’s Board of Directors include a Corporate Governance and Nominating Committee, an Audit Committee, a Compliance Committee and a Compensation Committee. Each committee has adopted a written charter which you can view on Apria’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.” All members of each committee are “independent” as independence is defined under the New York Stock Exchange Listing Standards. The Board of Directors held 11 meetings during the 2006 fiscal year. In 2006, all Directors attended at least 75% of the aggregate of all Board meetings and applicable committee meetings held during 2006. The company encourages Directors to attend the Annual Meeting of Stockholders and all Directors were in attendance at Apria’s 2006 Annual Meeting.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance, succession planning and the nomination and evaluation of Directors. The Committee also reviews and assesses the effectiveness of the Board’s Guidelines on Corporate Governance and recommends to the Board proposed revisions thereto. Currently, the Corporate Governance and Nominating Committee consists of Messrs. Koppes (Chairman) and Anido and Ms. Yazdi. The Committee met on five occasions during 2006.
     As reflected in the Charter of the Corporate Governance and Nominating Committee, factors considered by the Committee in the appointment of Director nominees are those it may deem appropriate, consistent with the qualities listed in the Corporate Governance Guidelines. These factors may include judgment, skill, integrity, diversity, experience with businesses and organizations comparable to Apria, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board or any of its committees. The Committee usually uses a search firm to identify potential nominees, but the Board and Committee also give consideration to individuals identified by stockholders, management and members of the Board. You may find Apria’s Corporate Governance Guidelines in this Proxy Statement and also on Apria’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.”
     Apria has adopted a Policy Regarding Alternative Director Nominations by Stockholders (the “Policy”). The following summary of the Policy is qualified in its entirety by the full text of the Policy, which appears on the company’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and ‘Corporate Governance.” The Policy requires the inclusion in Apria’s proxy materials of information concerning candidates for the Board of Directors, in addition to those recommended by the existing Board, and is intended to facilitate the ability of stockholders to choose freely among competing candidates who may be proposed by stockholders who have a significant, long-term interest in Apria’s success.
     The Policy allows one or more stockholders who own beneficially at least 5% of Apria’s common stock as of the record date of the applicable Annual Meeting, and who have maintained that ownership level for at least two years, to submit nominations for the Board of Directors and to require the inclusion of information concerning their nominees in Apria’s proxy materials. A maximum of two stockholder nominations are permitted for each individual Board seat.
     Each eligible stockholder or group of stockholders may nominate up to two candidates per election. The stockholder(s) must specify which incumbent Director’s seat is being challenged and must also submit a signed statement acknowledging that the nominee(s) will lawfully represent all of Apria’s stockholders, that the nominee(s) will comply with all applicable policies and standards of conduct, and that the nominating stockholder(s) will satisfy the 5% beneficial ownership threshold as of the date of the applicable Annual Meeting as well.
     The Corporate Governance and Nominating Committee of the Board of Directors has the power to adopt rules and procedures deemed appropriate to implement and interpret the Policy. The Corporate Governance and Nominating Committee will also consider whether to include any stockholder nominee as one of the company’s slate of nominees. No Director nominations by stockholders have been received to date.
     Audit Committee. The Audit Committee is appointed by the Board of Directors to represent and assist the Board with oversight of, among other things, (i) the integrity of the financial statements and internal controls of the company, (ii) the outside auditors’ independence and qualifications and (iii) the performance of Apria’s internal and external audit functions. The Committee currently consists of Messrs. Corley (Chairman), Goldsmith and Lochner and Ms. Yazdi. The Board of Directors has determined that each member serving on the Audit Committee is “independent” as independence is defined under the New York Stock Exchange Listing Standards and that two of the members qualify as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. The Committee met on 11 occasions during 2006. The Committee also met in executive sessions with the company’s independent auditors, the company’s internal auditor and/or its general counsel, without other members of management present.
     Compliance Committee. The Compliance Committee exercises oversight responsibility and reports to the Board with respect to the company’s regulatory compliance programs. Currently, the Committee consists of Ms. Bayer (Chairman), Messrs. Corley and Koppes, and Dr. Payson. The Committee met on four occasions during 2006. One of those meetings included an executive session with the company’s compliance officer, without other members of management present.
     Compensation Committee. The Compensation Committee oversees the compensation and benefits for the company’s employees generally and for senior management, including the Named Executive Officers and other executives at the level of Executive Vice President and above, in particular. The Named Executive Officers include Lawrence M. Higby, Lawrence A. Mastrovich, Chris A. Karkenny, W. Jeffrey Ingram, Amin I. Khalifa and Daniel J. Starck. Currently, the Compensation Committee consists of Messrs. Lochner (Chairman) and Anido, Dr. Payson and Ms. Bayer. In 2006, the Committee met on 10 occasions and also met in executive sessions, without company management present.
     The Compensation Committee:
•	reviews and approves annual and long-term corporate goals and objectives relevant to the compensation of senior management, evaluates the performance of the Chief Executive Officer (CEO) in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation and any advice the Committee may obtain from independent compensation consultants;

•	conducts an annual performance review of Apria’s senior management and establishes their salaries, bonuses and long-term incentive awards;

•	reviews and approves the terms of any employment or non-competition agreements, severance arrangements, and change in control provisions affecting any member of senior management;

•	annually receives a report, sometimes with participation by the full Board of Directors, from the head of the company’s Human Resources Department concerning current developments relating to the employment, compensation and benefits of the company’s employees;

•	annually reviews the compensation of the non-employee Directors and makes recommendations to the Board with respect thereto;

•	has the sole authority to retain, terminate and approve the fees of any compensation or other consultant, legal counsel, public accountants or other persons assisting in the evaluation of Director or senior management compensation and the performance of the other duties and responsibilities of the Committee;

•	may form and delegate authority to subcommittees; and

•	reports to the Board of Directors concerning the actions and recommendations of the Committee.
Compensation Committee Interlocks and Insider Participation
     Messrs. Lochner (Chairman) and Anido were members of the Compensation Committee during the entire 2006 fiscal year and Ms. Bayer became a member on April 21, 2006. No member of the Compensation Committee (i) was an officer or employee of the company or any of its subsidiaries during his or her Board service in 2006, (ii) was formerly an officer of the company or any of its subsidiaries, or (iii) had any relationships requiring disclosure by the company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related party transactions. None of the executive officers serves, or during 2006 served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on the company’s Board of Directors or Compensation Committee.
Director Independence
     Apria’s Corporate Governance Guidelines require that a substantial majority of the Board of Directors be comprised of independent Directors. For a Director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that a Director has no direct or indirect material relationship with Apria. Through Apria’s Corporate Governance Guidelines, the Board has adopted the independence tests specified by the New York Stock Exchange in Rule 303A.02 of its Listed Company Manual as categorical standards to assist it in making determinations regarding independence. These “independence tests” are attached to this Proxy Statement as Exhibit A. The standards so adopted specify the criteria by which the independence of Apria’s Directors are determined, including any past employment or affiliation with Apria or Apria’s independent registered public accounting firm by a Director or any member of the Director’s immediate family. After considering written certifications received from each nominee to the Board of Directors regarding the absence of the relationships referenced in the standards, as well as the absence of certain other charitable, commercial and familial relationships which might affect their independence from the company, the Board has determined that Vicente Anido, Jr., Terry P. Bayer, I.T. Corley, David L. Goldsmith, Richard H. Koppes, Philip R. Lochner, Jr., Norman C. Payson, M.D. and Mahvash Yazdi are each independent.
Communications to the Board of Directors
     Interested parties may send communications to Apria’s Board of Directors through Apria’s Investor Relations Department on Apria’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and “Information Request” or by e-mailing Investor_Relations@apria. com. Communications may also be sent by mail to Apria’s Investor Relations Department or its Corporate Secretary at 26220 Enterprise Court, Lake Forest, California 92630-8405. Any communications should be addressed to the attention of the Board as a whole or to specific Board members.
     Interested parties desiring to limit or direct their communications only to non-management Directors, or to the Board’s Chairman in his capacity as Presiding Director at executive sessions of non-management Directors, should so indicate in the communication and direct the communication to the non-management Directors as a group or the Chairman of the Board.
Director Compensation for the 2006 Fiscal Year
     Mr. Higby’s compensation as Chief Executive Officer is detailed in the Summary Compensation table; he receives no additional compensation for his services as a Director. The following table sets forth all compensation for the 2006 fiscal year paid to or earned by the Company’s non-employee Directors.

	Fees
	Earned or	Stock	Option
	Paid In	Awards	Awards
	Cash	($)	($)	Total
Name	($)	(1)(2)	(1)(3)	($)

David L. Goldsmith	58,500	129,279	50,266	238,045
Vicente Anido, Jr.	68,000	77,568	30,159	175,727
Terry P. Bayer	39,500	—	75,105	114,605
I.T. Corley	67,000	77,568	30,159	174,727
Richard H. Koppes	62,000	77,568	30,159	167,727
Philip R. Lochner, Jr.	71,000	77,568	30,159	178,727
Norman C. Payson, M.D.	9,500	—	23,418	32,918
Mahvash Yazdi	37,500	—	76,257	113,757

(1)	The amounts in these columns are the dollar amounts recognized as expense for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with SFAS No. 123R. The stock awards will vest approximately one year from the date of grant. The grant date fair value of the stock awards, computed in accordance with SFAS No. 123R, is $66,180 for each of Messrs. Anido, Corley, Koppes and Lochner and is $110,300 for Mr. Goldsmith. The grant date fair value of the option awards, computed in accordance with SFAS No. 123R, is $43,001 for each of Messrs. Anido, Corley, Koppes and Lochner, $71,668 for Mr. Goldsmith, $107,502 for Ms. Bayer, $129,771 for Dr. Payson, and $108,428 for Ms. Yazdi.

(2)	As of December 31, 2006, the non-employee Directors had outstanding the following amounts of unvested restricted stock: Mr. Goldsmith, 5,000 shares; and Messrs. Anido, Corley, Koppes and Lochner, 3,000 shares each. All of the restricted stock will vest at the 2007 Annual Meeting.

(3)	As of December 31, 2006, the non-employee Directors had outstanding the following amounts of fully vested and exercisable stock options: Mr. Goldsmith, 118,666 options; Messrs. Koppes and Lochner, 104,000 options; Messrs. Anido and Corley, 39,000 options; and Ms. Bayer, Dr. Payson and Ms. Yazdi, 15,000 options.

     All Directors of Apria are reimbursed for their out-of-pocket expenses incurred in connection with attending Board and committee meetings. The non-employee Directors also receive additional compensation in the form of cash payments, stock option grants and restricted stock grants. During 2006, each non-employee Director received an annual retainer of $30,000 and meeting fees of $1,000 per Board or committee meeting attended at which action was taken. Each non-employee Director who chaired a committee of the Board also received an additional $10,000 annual retainer (for a total retainer of $40,000).
     It is expected that the Board will continue Apria’s practice of initially granting options to purchase 15,000 shares of the company’s stock for Directors new to the Board at or around the time of the first Board meeting attended by them. Ms. Bayer, Dr. Payson and Ms. Yazdi each joined the Board at different points during 2006 and received an initial option to purchase 15,000 shares with an exercise price of $22.06, $27.14, and $22.25, respectively.
     It is also expected that the Board will continue Apria’s practice of annual stock option grants (option to purchase 10,000 shares for the Chairman and option to purchase 6,000 shares for the other non-employee Directors) and restricted stock grants (5,000 shares of restricted stock for the Chairman and 3,000 shares of restricted stock for the other non-employee Directors) to non-employee Directors who are reelected as Directors at the Annual Meeting. During 2006 each non-employee Director, other than the Chairman, Ms. Bayer, Dr. Payson and Ms. Yazdi, received options to purchase 6,000 shares at an exercise price of $22.06 per share and 3,000 shares of restricted stock vesting at the 2007 Annual Meeting, approximately one year from the date of grant. The Chairman received options to purchase 10,000 shares, at an exercise price of $22.06, and 5,000 shares of restricted stock, all of which were granted on the same terms as those granted to the other non-employee Directors. While it is generally expected that the 2007 grants will be comparable to the 2006 stock option and restricted stock grants to non-employee Directors discussed above, the grants are discretionary in nature and the Board has not yet established any specific future awards or award grant levels.
     The Board has also implemented a deferred compensation plan that allows Directors to defer payment, until they no longer serve on the Board or some other specified date, of all or a portion of the cash compensation that they would otherwise have become entitled to receive. The deferred compensation plan also covers the Named Executive Officers. The plan is discussed in greater detail in the narrative following the Nonqualified Deferred Compensation table for the 2006 fiscal year.
     The Board of Directors has established stock ownership requirements for all non-employee Directors. By holding an equity position in the company, Directors demonstrate their commitment to and belief in the long-term profitability of the company. Under the stock ownership requirements, each Director must, over a period of five years, acquire and hold company common stock with a total fair market value of $150,000 or more. Once the targeted level of stock ownership has been attained, the Director is required to maintain at least that level of ownership for the duration of his or her tenure as a member of the Board and, within three years after any increase in the target level of ownership, should seek to achieve the resulting greater target level of ownership. If a Director subject to the stock ownership requirements has not yet met his or her targeted level of ownership, such Director is required to retain a portion of the shares of company common stock acquired upon exercise of options, vesting of a restricted stock or restricted stock unit award, or payment of company stock in connection with any other incentive award.
Majority Voting Requirement for Election of Directors
     In July 2006, the Board approved an amendment to the company’s bylaws to adopt a majority voting policy. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his or her election will, promptly following certification of the shareholder vote, tender his or her written resignation to the Board for consideration by a committee of the Board constituted for that purpose. The committee will make a recommendation to the entire Board concerning whether to accept or reject the resignation, or whether other action should be taken. Within ninety days from the date the election results are certified, the Board will act on the committee’s recommendation and publicly disclose its decision. The public disclosure of the decision shall include a brief statement of the reasons upon which the decision of the Board was based. Any director whose offer to resign is being considered under these circumstances shall not be a member of the committee and shall not participate in the Board’s decision.
ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors
     The nominees for election are Vicente Anido, Jr., Terry P. Bayer, I.T. Corley, David L. Goldsmith, Lawrence M. Higby, Richard H. Koppes, Philip R. Lochner, Jr., Norman C. Payson, M.D. and Mahvash Yazdi. If elected, each nominee will serve for one year or until the election and qualification of successors. All of the nominees currently serve on the Board of Directors and, except for Dr. Payson, were elected as Directors by the stockholders at the 2006 Annual Meeting Later in 2006, Dr. Payson’s nomination to the Board was recommended by the Corporate Governance and Nominating Committee following its review of the qualifications of a number of candidates identified by a third-party search firm.
     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of Directors.
Vote Required for Election of Directors
     For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of common stock owned.
     In 2007, all nominees for election as Directors are currently serving on the Board and the elections for each position on the Board will be “uncontested.” In order for a candidate to be elected, the number of votes cast “for” a candidate must exceed the number of “withheld” votes cast with respect to that candidate.
     If a nominee is not elected at the annual meeting, the laws of Delaware governing the company provide that the Director will continue to serve on the Board as a “holdover Director.” In order to provide for such situations, Apria Healthcare’s Bylaws provide that any Director who fails to be elected in an uncontested election must offer to tender his or her resignation to the Board and the Board must determine whether to retain the Director or take some other action. See “Majority Voting Requirement for Election of Directors” for more information.
     The accompanying proxies solicited by the Board of Directors will be voted “for” the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.
     The Board of Directors unanimously recommends that you vote “for” each of the nominees listed in this proxy statement.

Nominees and Directors
     Set forth in the table below are the names, ages and past and present positions of the persons serving as Apria’s Directors as of March 16, 2007. The term of each Director expires at the 2007 Annual Meeting.

		Director
Name and Age	Business Experience and Directorships	Since
David L. Goldsmith, 58	Mr. Goldsmith was elected as Chairman of the Board of Directors of Apria in February 2005, with his appointment becoming effective immediately following the 2005 Annual Meeting of Stockholders. A private investor since 2004, Mr. Goldsmith previously served as Managing Director of RS Investment Management, an investment management firm, from 1999 to 2003. He served as Managing Director of Robertson, Stephens Investment Management, an investment management firm, from 1998 to 1999. Mr. Goldsmith is also a Director of Endocare, Inc.	1987

Vicente Anido, Jr., 54	President, Chief Executive Officer and a Director of ISTA Pharmaceuticals, Inc., an ophthalmic pharmaceutical manufacturer, since December 2001. He previously served as General Partner of Windamere Venture Partners, a venture capital group, from 2000 to 2002. From 1996 to 1999 he served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company.	2002

Terry P. Bayer, 56	Chief Operating Officer at Molina Healthcare, Inc., a multi-state managed care organization, since 2004. Ms. Bayer served as President of AccentCare West, an operator of skilled and unskilled home healthcare operations, from 2002 to 2004 and as President and Chief Operating Officer of Praxis (Sechrist) Clinical Services, an operator of outpatient wound centers, from 1997 to 2002. Ms. Bayer was Executive Vice President of Matria Healthcare, a provider of comprehensive health enhancement programs to health plans and employers, from 1996 to 1997. She was President of Matryx Health Partners, a division of Tokos Medical Corporation, and then President of Tokos itself, a national women’s healthcare company specializing in maternity management programs, from 1994 to 1996.	March 2006

I.T. Corley, 61	President, Chief Executive Officer and Director of SMI Group Holdings, Inc., a large, privately-owned waste recycler, and its predecessor companies, since September 1995. Mr. Corley previously served as the Chief Financial Officer, Chief Operating Officer and a Director of Allwaste, Inc., from 1990 to 1995. He is a Certified Public Accountant and former Partner with Arthur Andersen, LLP.	2003

Lawrence M. Higby, 61	Chief Executive Officer and a Director of Apria. From 1997 until his appointment as Chief Executive Officer in February 2002, Mr. Higby served as Apria’s President and Chief Operating Officer. After his appointment as Chief Executive Officer until August 2004, Mr. Higby continued serving as Apria’s President. Mr. Higby also served as Apria’s Chief Executive Officer on an interim basis from January through May 1998. Prior to joining Apria, Mr. Higby served as President and Chief Operating Officer of Unocal’s 76 Products Company and Group Vice President of Unocal Corporation from 1994 to 1997. From 1986 to 1994, Mr. Higby held various positions with the Times Mirror Company, including serving as Executive Vice President, Marketing of the Los Angeles Times and Chairman of the Orange County Edition. In 1986 Mr. Higby served as President and Chief Operating Officer of America’s Pharmacy, Inc., a division of Caremark, Inc. Mr. Higby is also a Director of William Lyon Homes, Inc. and the Automobile Club of Southern California.	2002

Richard H. Koppes, 60	Of Counsel to Jones Day, a law firm, and a Co-Director of Executive Education Programs at Stanford University School of Law. He is a member of the Board of Directors of Valeant Pharmaceuticals International. He is also a Director of the Investor Responsibility	1998

Director
Name and Age	Business Experience and Directorships	Since
Research Center and the National Association of Corporate Directors. He served as a principal of American Partners Capital Group, a venture capital and consulting firm, from 1996 to 1998. From 1986 to 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System, including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer. Mr. Koppes was also a Director of Mercy Healthcare, Sacramento, a non-profit hospital system, from 1994 to 2001 and General Counsel of the California State Department of Health Services from 1977 to 1986.

Philip R. Lochner, Jr., 64	Senior Vice President – Chief Administrative Officer of Time Warner Inc. from 1991 to 1998. From March 1990 to June 1991 Mr. Lochner was a Commissioner of the Securities and Exchange Commission. He is also a Director of CLARCOR, Inc., CMS Energy, Crane Co., and Monster Worldwide, Inc.	1998

Norman C. Payson, M.D., 58	Chairman of the Board of Concentra Operating Corporation, an occupational healthcare services company; Director of Medicine in Need Corporation, a charitable biotechnology drug development company; and Director of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. He was Chief Executive Officer of Oxford Health Plans from 1998 through 2002. Dr. Payson co-founded Healthsource, Inc., a large health plan operating in 15 states, in 1985 and served as its Chief Executive Officer from 1985 through 1997. He is a graduate of the Massachusetts Institute of Technology and received his medical degree from Dartmouth Medical School.	November 2006

Mahvash Yazdi, 55	Senior Vice President, Business Integration, and Chief Information Officer of Edison International, a leading energy services company, since 1997. From 1980 to 1997, Ms. Yazdi held several positions, including Vice President and Chief Information Officer from 1994 to 1997, at Hughes Aircraft Company, a global defense-electronics company.	April 2006

     On October 26, 2004, the Securities and Exchange Commission issued an order finding that Dr. Norman Payson violated Section 13(d) of the Securities Exchange Act of 1934 in connection with the submission of certain Section 13D filings relating to Dr. Payson’s holdings in Oxford Health Plans, Inc. that were not filed on a timely basis and that contained certain inaccurate and incomplete disclosures. The Corporate Governance and Nominating Committee and the Board of Directors reviewed the circumstances in detail and determined that such violations were not an adverse reflection on Dr. Payson’s ability to serve on the Board of Directors and that such violations are not material to the evaluation of his qualifications or integrity. Accordingly, the Corporate Governance and Nominating Committee and the Board have recommended that Dr. Payson be elected to the Board at the 2007 Annual Meeting.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Deloitte & Touche LLP
     In recognition of the important role of independent accountants, the Board of Directors has determined that its appointment of an independent registered public accounting firm for the company should be submitted to the stockholders of the company for ratification. The Board of Directors has selected Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification by the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. If the stockholders do not approve Deloitte & Touche LLP as the company’s independent registered public accounting firm, the Board of Directors will consider appointing another independent registered public accounting firm. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Vote Required for Ratification
     Ratification of the appointment of independent accountants requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum. Each share of common stock is entitled to one vote. The accompanying proxies solicited by the Board of Directors will be voted “for” ratification of the appointment of the named accountants unless the proxy card is marked otherwise.
     The Board of Directors unanimously recommends that you vote “for” the proposal.
INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY

Independent Auditors and Fees
     Deloitte & Touche LLP was retained as the company’s independent registered public accounting firm for the 2006 fiscal year. The following table presents the aggregate fees billed by Deloitte & Touche LLP, for services provided during 2006 and 2005:

	2006 (3)(4)	2005 (3)(4)
Audit Fees (1)	$1,247,411	$1,757,368	(5)
Audit-Related Fees (2)	15,214	11,400

Total	$1,262,625	$1,768,768	(5)

(1)	Audit fees consisted of audit work performed in the preparation of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits and reviews of interim financial information. The audit fees for 2006 and 2005 include $482,916 and $902,020, respectively, in audit fees relating to internal controls. The audit fees for 2006 include $23,770 relating to a discontinued debt offering by the company.

(2)	Audit-related fees consisted primarily of fees paid for accounting and auditing consultation services and audits of the company’s employee benefits plans for the prior year.

(3)	All audit and audit-related fees were approved by the Audit Committee.

(4)	The Audit Committee approves in advance all audit services, audit-related services and tax-related services provided by the company’s independent public accountants. The Audit Committee also approves in advance all other services provided by the independent public accountants on a case-by-case basis. All engagements of Deloitte & Touche in 2006 and 2005 were pre-approved regardless of the size or nature of the engagement.

(5)	Includes $161,076 in audit fees billed by Deloitte & Touche LLP and paid by Apria after mailing of the Proxy Statement for the company’s 2006 Annual Meeting of Stockholders.
REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors
     The Audit Committee of the Board of Directors of the company reviews the company’s financial reporting process on behalf of the Board. Management of the company has the primary responsibility for the financial statements and the reporting process of the company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the company’s financial statements have been prepared in accordance with generally accepted accounting principles.

     The Audit Committee is responsible for the appointment and oversight of the company’s independent registered public accounting firm, Deloitte & Touche LLP, and for approving the auditors’ compensation. The independent registered public accounting firm reports directly to the Audit Committee and is responsible for (i) auditing the company’s financial statements; (ii) expressing an opinion on the conformity of such audited financial statements to generally accepted accounting principles; and (iii) auditing management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the effectiveness of those internal controls.
     Two members of the Audit Committee, I.T. Corley and David L. Goldsmith, qualify as “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. All members of the Audit Committee are “independent” in accordance with the standards for audit committee member “independence” established by the New York Stock Exchange as well as the Securities and Exchange Commission. However, the members of the Audit Committee are not professionally engaged in, and are not experts in, auditing or accounting.
     Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the company’s auditors. Accordingly, the Audit Committee’s review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s activities do not assure that the audit of the company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the company’s independent registered public accounting firm is in fact independent.
     In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and the company’s auditors. The Audit Committee has discussed with the company’s auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the company’s auditors the written disclosures and the letter such auditors have represented are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. In this connection, the Audit Committee has considered whether such auditors’ provision of non-audit services to the company is compatible with the auditors’ independence.
     In reliance on the reviews and discussions referred to above, and subject to the limitations set forth above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.
Date: March 28, 2007
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
I.T. Corley (Chairman)
David L. Goldsmith
Philip R. Lochner, Jr.
Mahvash Yazdi

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

     During 2006, the company’s compensation program for executive officers was designed to:
•	reward each member of senior management for the company’s financial performance;

•	attract and retain individuals who are capable of leading the company in achieving its business objectives in an industry characterized by competitiveness, growth and a challenging business environment; and

•	substantially align management’s interests with the long-term interests of the company’s stockholders through ownership of company stock by executive officers.
     The company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be largely contingent upon, the financial success of the company. As discussed below, the compensation program consists of, and is intended to strike a balance among, three primary elements: salaries, executive bonuses, and long-term incentive compensation.
     As authorized by its charter, the Compensation Committee engages the services of an independent compensation and benefits consulting company to advise on executive compensation issues. In 2006 the Compensation Committee engaged Pearl Meyer & Partners to conduct a survey and review of the company’s salaries, bonus payments and stock incentive awards for certain members of senior management, including those named in the Summary Compensation table below (the Named Executive Officers), compared to the reference groups discussed under “Factors pertaining to all Elements of Compensation” below. Based on this February 2006 analysis, the company’s levels of executive compensation provided in 2006 were generally competitive with the compensation levels offered by the company’s peer group and other companies included in the survey.
Executive Officer Salaries, Bonuses and Long-Term Incentive Compensation
     Summary Compensation Table. The Summary Compensation table includes detailed quantitative information about the compensation received by each of the Named Executive Officers in 2006. The Compensation Committee believes that each component of compensation paid to the Named Executive Officers was justified in light of the factors discussed below.
     Factors pertaining to all Elements of Compensation. Generally, the Compensation Committee reviews executives’ compensation in February of each year and refrains from making “out-of-cycle” salary increases and equity grants. In making decisions regarding each executive’s compensation, the Compensation Committee considers, among other things:
•	the individual’s performance;

•	the company’s performance;

•	the individual’s tenure in the position;

•	the individual’s historic total compensation;

•	recommendations from the company’s Chief Executive Officer (except with respect to his own compensation);

•	compensation data from a peer group of companies and from a range of cross-industry companies;

•	recommendations from Pearl Meyer & Partners;

•	internal equity as among the Named Executive Officers;

•	dilution calculations and other guidelines published by an independent organization;

•	the company’s required treatment of compensation expense under Statement of Financial Accounting Standards (SFAS) No. 123R; and

•	the tax consequences of qualifying certain equity and cash awards as performance-based compensation under Section 162(m) of the United States Internal Revenue Code, as more fully discussed under "Tax Treatment of Stock Options and Restricted Stock Purchase Rights” below.
     Generally, for each executive position, the Compensation Committee targets potential overall compensation at approximately the 60th percentile of a peer group of companies as well as a range of cross-industry companies with similar revenues, with total cash compensation being targeted at approximately the 50th percentile and the long-term equity incentives at approximately the 65th to 75th percentile. In determining 2006 compensation, the companies that comprised the company’s peer group included AMN Healthcare Services, Inc., DaVita Inc., Gentiva Health Services, Inc., LifePoint Hospitals, Inc., Lincare Holdings Inc., Magellan Health Services, Inc., Omnicare, Inc., Renal Care Group, Inc., Sierra Health Services, Inc., and Sunrise Senior Living, Inc. Cross-industry data is used in addition to the peer group data because there is a strong correlation between a company’s revenue and the compensation levels of its senior management and because the company sometimes hires individuals from non-healthcare industries. In late 2006, the Compensation Committee instituted the practice of using a tally sheet to evaluate all components of Mr. Higby’s compensation.
     Salaries. Base salaries are designed to reward the Named Executive Officers for performing the requirements of their position and to provide executives with a level of predictability and stability with respect to a portion of their total compensation package. Salary for the executives is not determined by the use of a predetermined formula, but rather is based principally on the Compensation Committee’s evaluation of individual job performance, company performance and an assessment of the salaries and total compensation paid by other similar companies, as well as the other factors discussed under “Factors pertaining to all Elements of Compensation” above.
     Executive Bonuses. Executive bonuses are designed to provide the Named Executive Officers with incentives to achieve short-term performance goals and reinforce the Company’s pay-for-performance philosophy. Executive bonuses are based on an evaluation of company performance against certain quantitative, one-year financial goals, pertaining to earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share and revenues, each as set forth in the company’s 2006 Executive Bonus Plan. Because publication of sensitive and proprietary quantifiable targets and other specific goals for the company and its executive officers could place the company at a competitive disadvantage, as permitted by Securities and Exchange Commission rules, the company does not disclose the specific financial performance target levels set forth in its incentive compensation plans. The financial goals set forth in the 2006 Executive Bonus Plan were established and approved by the Compensation Committee in consultation with the Audit Committee and were believed to be sufficiently ambitious so as to provide meaningful incentives. The 2006 Executive Bonus Plan provided that a bonus of up to the full annualized amount of each individual’s salary in effect on January 1, 2006 would be paid upon the achievement of the goals referenced above for the 2006 fiscal year. For the one-year period ending December 31, 2006, 93.6% of the applicable performance goals were achieved and, accordingly, payments were made to those Named Executive Officers who were still employed by the company at the time of payout.
     Long-term Incentive Compensation. Long-term incentive awards such as stock options and grants of restricted stock units are designed to ensure that incentive compensation is linked to the long-term performance of Apria and its common stock. The long-term incentive awards described in this section were made under the company’s 2003 Performance Incentive Plan, which was approved by the company’s stockholders.
     In determining the amounts and parameters of the long-term incentive compensation awards, the Compensation Committee considers the factors discussed under “Factors pertaining to all Elements of Compensation” above. The Compensation Committee also considers the appropriate mix between options and restricted stock units, the aggregate and individual size of the grants, the financial targets for vesting of the restricted stock units, and whether or not some portion of the restricted stock units should vest upon the passage of time, without regard to whether the targets were achieved. Long-term incentive compensation poses a particular challenge to the company in light of the significant influence constantly-changing government reimbursement decisions have on the company’s revenues. These government decisions are often driven by considerations entirely outside of the healthcare industry and, in any case, are largely outside of the executives’ control and can negatively impact the company’s revenues, making it difficult to set long-term financial performance goals. In view of this uncertain reimbursement environment, the Compensation Committee determined that the vesting of two-thirds of the 2006 awards of restricted stock units to the Named Executive Officers would be contingent upon the company achieving certain one-year performance targets rather than three-year period performance targets as in previous years.
     Performance-based grants of restricted stock units provide value to the recipient only if the performance targets are achieved and the executive officer is still employed by the company at the time the awarded units are to be distributed. The 2006 awards of restricted stock units to the Named Executive Officers were subject to two vesting requirements. Two-thirds of the units were subject to performance-based vesting requirements and one-third was subject to time-based vesting requirements. 90.3% of the performance-based restricted stock units have vested based on the company’s achievement of four pre-determined performance measures for the one-year period ending

December 31, 2006. These measures included certain target levels for the company’s earnings per share, revenues, free cash flow and return on invested capital. As with the bonus performance measures discussed in respect of “Executive Bonuses” above, the company does not disclose sensitive and proprietary quantifiable targets and other specific goals set forth in its incentive compensation plans. The company believes the performance target levels were sufficiently ambitious so as to provide meaningful incentives to the Named Executive Officers. Of the units that vested based on performance, one-half were issued promptly following the determination that the applicable performance goals were achieved. The other half will be paid and issued on December 31, 2007, provided that the holder is then still employed by the company. The time-based grant of units will vest and be paid and issued on December 31, 2008, provided that the holder is then still employed by the company.
     The value of options to purchase shares of common stock is tied to the future performance of the company’s common stock, as the recipient only receives value when the price of the company’s common stock increases above the exercise price. Generally, as previously noted, the Compensation Committee reviews executive compensation in February of each year and refrains from making “out-of-cycle” equity grants. However, certain grants of options may be made to individuals who are promoted or are hired in the interim period between annual reviews of executive compensation by the Compensation Committee. Options are granted with an exercise price not less than the closing price of a share of the company’s common stock on the New York Stock Exchange on the date of grant. In 2006, each of the Named Executive Officers was awarded a number of options, as set forth in the Grants of Plan-Based Awards table below, which number varied depending on the officer’s position and other factors, at an exercise price of $22.75 per share, the most recent closing price of a share of the company’s common stock on the New York Stock Exchange as of the date of the Compensation Committee’s final approval of the awards. The options vest in three equal annual installments on each of the first three anniversaries of the grant date.
     Deferred Compensation Plan. Under the deferred compensation plan, the Named Executive Officers, as well as certain other employees of the company, may defer up to 50% of their salary, up to 100% of their annual bonus, and 100% of their annual 401(k) refund offset amount, the latter of which is an amount equal to their refund (if any) from the company’s 401(k) savings plan. Investment returns on deferrals in an individual’s account under the deferred compensation plan are credited or debited based on the performance of hypothetical measurement funds selected by the individual, which selection can be changed as often as daily, from a menu of options offered in connection with the plan. The company does not match amounts that are deferred by employees pursuant to the deferred compensation plan.
     An individual may choose to receive distributions in either a lump sum or in annual installments at death, retirement, or termination of employment with the company or at a date specified by the individual at least three years after the end of the year in which the deferral is made. An individual may also receive a distribution if he or she experiences an unforeseeable financial emergency, as defined in the deferred compensation plan. The plan is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis.
     Perquisites. The company’s Named Executive Officers receive modest perquisites provided or reimbursed by the company. These perquisites include supplemental long-term disability coverage, extended medical and dental benefits during the period of employment and transportation-related benefits, each as detailed in the notes to the Summary Compensation table below. The company provides some of these perquisites because they allow the Named Executive Officers to work more efficiently and provides other perquisites because they promote retention and recruitment efforts.
2006 Total Compensation for the Chief Executive Officer
     For 2006, the Compensation Committee designed a compensation plan for Mr. Higby consistent with that provided to the company’s other Named Executive Officers. The Compensation Committee did not rely entirely on predetermined formulas or a limited set of criteria when it evaluated Mr. Higby’s performance but instead applied the criteria discussed under “Executive Officer Salaries, Bonuses and Long-Term Incentive Compensation” above. Those criteria included, among others, management’s overall accomplishments, Mr. Higby’s individual accomplishments, and the company’s financial performance.
     Mr. Higby’s cash compensation included a competitive salary with the potential of significant bonus plan compensation in the event the company performed well under his leadership. Pursuant to the terms of his employment agreement discussed below, from January 1, 2006 through May 4, 2006, Mr. Higby’s annual salary was

$734,000. Effective May 5, 2006, Mr. Higby entered into an Amended and Restated Employment Agreement, which provided for an annual salary of $755,000. This increase reflected only the pre-tax cash value of several perquisites formerly provided by the company that were eliminated during 2006. Aside from this increase, Mr. Higby did not receive an increase in salary in 2006 because the company’s overall financial performance did not meet expectations for fiscal 2005.
     For 2006, Mr. Higby received a bonus, paid in 2007, of $686,817 based on the company’s achievement in 2006 of EBITDA, earnings per share and revenue targets as set forth in the 2006 Executive Bonus Plan.
     Mr. Higby’s long-term compensation for 2006 consisted of options and restricted stock units. Mr. Higby was awarded options to purchase 100,000 shares of common stock, the exercise price and vesting of which are described under “Long-term Incentive Compensation” above. Mr. Higby was also granted 100,000 restricted stock units subject to two separate vesting requirements, a performance-based and a time-based vesting requirement, also as described under “Long-term Incentive Compensation” above.
     As an executive officer, Mr. Higby must hold a target equity ownership level equal to three times his base salary, as discussed under “Stock Ownership Requirements” below.
Employment Agreements — Triggering of Post-Termination Payments
     The company is party to an employment agreement and a nondisclosure and noncompetition agreement with Mr. Higby, as well as an employment agreement with two of the other Named Executive Officers and a severance agreement with the three remaining Named Executive Officers. Two of the severance agreements are no longer in effect as the Named Executive Officers are no longer employed by the company. Some of these agreements provide for payments and other benefits if the officer’s employment terminates under certain circumstances, including in connection with a change of control. Additional information regarding the agreements is set forth under “Potential Payments upon Termination or Change of Control” below.
     If a change of control occurs, Mr. Higby may choose to receive the benefits to be paid under the change-of-control provisions of his employment and nondisclosure and noncompetition agreements. With input from Pearl Meyer & Partners, the company has concluded that this “single trigger” provision as well as the benefits to be paid in the event Mr. Higby terminates his employment with the company for “good reason” are typically granted to Chief Executive Officers of companies comparable to Apria and that such provisions, as well as the employment agreement as a whole, are important recruitment and retention devices.
     Similarly, with regard to the other Named Executive Officers, the company views these employment and severance agreements as important recruitment and retention devices that help secure the continued employment and dedication of the company’s Named Executive Officers, including when the company is considering strategic alternatives. Under the employment and severance agreements with the Named Executive Officers other than Mr. Higby, the benefits provided for in the agreements are triggered upon a termination of employment by the company without cause or by the executive for good reason. With input from Pearl Meyer & Partners, the Compensation Committee has concluded that this requirement of a “double trigger” to receive severance benefits in the event of a change of control, as well as the inclusion of the good reason provisions, are appropriate for executive officers in positions similar to those of the Named Executive Officers at comparable companies.
Noncompetition Agreements
     All of the current Named Executive Officers have agreements with the company that include covenants not to compete with the company following termination of employment. Some of these agreements provide for additional payments upon a termination of the executive’s employment under certain circumstances in connection with a change of control. Additional information regarding these noncompetition agreements is set forth under “Potential Payments upon Termination or Change of Control” below. With input from Pearl Meyer & Partners, the company has concluded that these agreements provide an important means of protecting the company’s confidential information and business interests in the event of a change of control.

Stock Ownership Requirements
     The Board of Directors has established stock ownership requirements for all members of senior management, including the Named Executive Officers. By holding an equity position in the company, executive officers demonstrate their commitment to and belief in the long-term profitability of the company. Under the Stock Ownership Requirements, each senior officer must, over a period of five years, acquire and hold company common stock with a total value equivalent to a target level of ownership. The targets range from one-and-one-half to three times base salary, depending on the officer’s position. Once the targeted level of stock ownership has been attained, the individual must maintain at least that level of ownership for the duration of his or her employment. Within three years after receiving an increase in salary or promotion, each individual must achieve the resulting greater target level of ownership. If an individual subject to the Stock Ownership Requirements has not yet met his or her targeted level of ownership, such individual is required to retain a portion of the shares of company common stock acquired upon exercise of options, vesting of a restricted stock or restricted stock unit award, or payment of company stock in connection with any other incentive award.
Tax Treatment of Stock Options and Restricted Stock Purchase Rights
     The Compensation Committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to the Named Executive Officers of the company in light of the enactment of Section 162(m) of the United States Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the Named Executive Officers of the company with compensation which will preserve the deductibility of such payments for the company to the greatest extent possible, which in some cases may mean that the Compensation Committee will favor performance-based compensation rather than time-based compensation or will consider some combination of the two in order to achieve the goal of maximizing the deductibility of such compensation. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. In addition, in order to attract and retain qualified management personnel, it has sometimes proven necessary to grant certain long-term incentives that may not be deductible under Section 162(m) of the Code.
REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors
     In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. In reliance on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Proxy Statement to be filed with the Securities and Exchange Commission in connection with the company’s 2007 Annual Meeting of Stockholders.
Date: March 28, 2007
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Philip R. Lochner, Jr. (Chairman)
Vicente Anido, Jr.
Terry P. Bayer
Norman C. Payson, M.D.

EXECUTIVE COMPENSATION — SUMMARY AND OTHER INFORMATION
Summary Compensation Table for the 2006 Fiscal Year
     The following table sets forth all compensation for the 2006 fiscal year paid to or earned by the Chief Executive Officer, the Chief Financial Officer, the two other individuals who were serving as executive officers as of the end of the 2006 fiscal year, as well as Amin I. Khalifa and Daniel J. Starck, who were executive officers until August 25, 2006 and May 25, 2006, respectively (collectively, the Named Executive Officers).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non- Equity Incentive Plan Compen- sation ($)(2)	All Other Compen- sation ($)(3)(4)	Total ($)
Lawrence M. Higby Chief Executive Officer	2006	746,918	1,103,689		797,987		686,817	29,332	3,364,743
Lawrence A. Mastrovich President and Chief Operating Officer	2006	507,376	443,502		371,913		467,859	31,243	1,821,893
Chris A. Karkenny Executive Vice President, Chief Financial Officer(5)	2006	38,462	31,533		100,516		—	—	170,511
W. Jeffrey Ingram Executive Vice President, Sales	2006	263,379	144,458		49,932		243,287	1,074	702,130
Amin I. Khalifa Executive Vice President, Chief Financial Officer	2006	267,226	275,923	(6)	213,299	(6)	—	18,694	775,142
Daniel J. Starck Executive Vice President, Customer Services	2006	191,427	192,134	(6)	73,364	(6)	—	16,456	473,381

(1)	Amounts in these columns are the dollar amounts recognized as expense for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with SFAS No. 123R. Assumptions made in the valuation of awards in the “Option Awards” column can be found in the “Share-Based Compensation” section of Management’s Discussion and Analysis in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	Amounts in this column constitute payments made under the 2006 Executive Bonus Plan. The Compensation Committee set target bonuses and performance criteria that were used to determine whether and to what extent the Named Executive Officers would receive payments under the 2006 Executive Bonus Plan. In fiscal 2006, the Compensation Committee selected performance criteria pertaining to EBITDA, earnings per share and revenues and the company achieved 93.6% of those goals. Mr. Khalifa and Mr. Starck each left the company’s employ during 2006 and therefore forfeited the awards to which they otherwise would have been entitled under the 2006 Executive Bonus Plan.

(3)	Amounts in this column include the value of the following perquisites paid to those Named Executive Officers whose perquisites totaled $10,000 or more in value in 2006. Each perquisite is valued at the actual amount paid to the provider by the company on behalf of the Named Executive Officer. Note that the amounts set forth for the extended medical and extended dental coverage include data pertaining to 2006 coverage that is current as of March 1, 2007 and may be subject to modest changes, depending on a reconciliation of the accounts once all claims are submitted for payment and processed and administrative fees are conclusively determined.

			Supplemental
	Extended	Extended	Long-Term
	Medical	Dental	Disability	Car	Toll Road
Named Executive	Coverage	Coverage	Coverage	Allowance	Pass	Gas Card
Officer	($)	($)	($)	($)	($)	($)
Lawrence M. Higby	8,492	789	6,284	5,539	386	4,937
Lawrence A. Mastrovich	9,411	2,192	2,722	3,231	1,259	7,560
Amin I. Khalifa	5,614	2,330	3,877	3,231	107	2,097
Daniel J. Starck	5,239	608	2,534	3,683	374	2,284

(4)	Amounts in this column include tax gross-ups paid to Named Executive Officers in connection with their use of a company gas card and a toll road pass as follows: Mr. Higby - $2,905; Mr. Mastrovich — $4,869; Mr. Ingram — $1,074; Mr. Khalifa — $1,438; and Mr. Starck — $1,734.

(5)	Mr. Karkenny’s first date of employment with the company was November 13, 2006 and he did not participate in the 2006 Executive Bonus Plan.

(6)	When he left the company’s employ in 2006, Mr. Khalifa forfeited options for 254,625 shares granted to him in 2003, 2004, and 2006; 20,000 shares of restricted stock granted to him in 2004; 36,500 restricted stock purchase rights granted in 2003 and 2004; and 25,000 restricted stock units granted in 2006. When he left the company’s employ in 2006, Mr. Starck forfeited options for 145,000 shares granted to him from 2001 to 2004 and in 2006; 10,000 shares of restricted stock granted to him in 2004; 17,000 restricted stock purchase rights granted in 2003; and 20,000 restricted stock units granted in 2006.

Grants of Plan-Based Awards for the 2006 Fiscal Year
     The following table provides information with respect to grants of awards made in 2006 under any plan to the Named Executive Officers.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities		Exercise or Base Price of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)		Target/ Maximum ($)		Threshold (#)		Target/ Maximum (#)		of Stock or Units (#)	Underlying Options (#)		Option Awards ($/Sh)	Awards ($/Sh or Unit)
Lawrence M. Higby	March 5, 2006	587,200	(1)	734,000	(1)
	March 7, 2006										100,000	(2)	22.75	7.39
	March 7, 2006					50,000	(3)	100,000	(3)					22.75

Lawrence A. Mastrovich	March 5, 2006	400,000	(1)	500,000	(1)
	March 7, 2006										65,000	(2)	22.75	7.39
	March 7, 2006					17,500	(3)	35,000	(3)					22.75

Chris A. Karkenny	November 13, 2006										300,000	(2)	24.00	7.65
	November 13, 2006									30,000 (4)				24.00

W. Jeffrey Ingram	March 5, 2006	208,000	(1)	260,000	(1)
	March 7, 2006										20,000	(2)	22.75	7.39
	March 7, 2006					10,000	(3)	20,000	(3)					22.75

Amin I. Khalifa(5)	March 5, 2006	264,720	(1)	330,900	(1)
	March 7, 2006										50,000	(2)	22.75	7.39
	March 7, 2006					12,500	(3)	25,000	(3)					22.75

Daniel J. Starck(5)	March 5, 2006	248,000	(1)	310,000	(1)
	March 7, 2006										20,000	(2)	22.75	7.39
	March 7, 2006					10,000	(3)	20,000	(3)					22.75

(1)	Reflects potential awards under the 2006 Executive Bonus Plan. The threshold amount assumes that the threshold level of performance was met for each of three performance measures relating to (i) EBITDA, (ii) earnings per share and (iii) revenues, while the maximum/target amount assumes that the maximum/target level of performance was met for each of the three performance measures. 40% of the total amount payable under the plan is based on the earnings per share performance measure, 40% is based on the revenue performance measure, and the remaining 20% is based on the EBITDA performance measure. As noted in the narrative following this table, the company achieved 93.6% of the applicable performance goals set forth in the 2006 Executive Bonus Plan.

(2)	All of such options were granted under the 2003 Performance Incentive Plan and were scheduled to vest and become exercisable in three equal annual installments beginning on the first anniversary of the grant date.

(3)	Consists of restricted stock unit awards granted under the 2003 Performance Incentive Plan. Each restricted stock unit grant is subject to two vesting requirements, a performance-based vesting requirement and a time-based vesting requirement. Of the total number of units subject to a grant, the vesting of one-third is time-based and will vest on December 31, 2008. The vesting of the remaining two-thirds of each grant was contingent upon the company’s achievement of four pre-determined performance measures for the one-year period ending December 31, 2006. The threshold amount set forth in the table assumes that the threshold level of performance was met for each of four performance measures relating to (i) earnings per share, (ii) revenues, (iii) free cash flow and (iv) return on invested capital, while the maximum/target amount assumes that the maximum/target level of performance was met for each of the four performance measures. For each grant, the performance-based units that did not vest based on performance have terminated and will not be eligible for time-based vesting. For the one-year period ending on December 31, 2006, one-half of the units which became eligible for vesting based on performance was paid and issued promptly following the determination that 90.3% of the applicable performance goals were achieved. The other half of those performance-based units will vest and be paid and issued on December 31, 2007.

(4)	Consists of restricted stock units granted under the 2003 Performance Incentive Plan which are scheduled to vest and become exercisable in three equal annual installments beginning on the first anniversary of the grant date.

(5)	This table sets forth awards to which these individuals would have been entitled under the respective grants had they remained with the company through the time period required under the various plans. These individuals are no longer employed by the company and have forfeited the awards to which they otherwise would have been entitled under these plans.
Salary and Bonus in Proportion to Total Compensation
     For those Named Executive Officers who were employed by the company during the entire 2006 fiscal year, the amount of salary and bonus as a percent of total compensation in 2006 ranged from 43% (for Mr. Higby) to 72% (for Mr. Ingram). This result is consistent with the Compensation Committee’s effort, as discussed in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement, to structure the various components of the Named Executive Officers’ compensation in a manner intended to ensure that a substantial portion of the annual compensation of each Named Executive Officer should relate to, and should be largely contingent upon, the financial success of the company.
Awards
     During 2006, the Compensation Committee granted equity awards (options and restricted stock units) to each of the company’s Named Executive Officers pursuant to the 2003 Performance Incentive Plan.
     Options. The options have a ten-year term and vest in three equal annual installments on the first, second and third anniversaries of the grant date. Options were awarded to each of the Named Executive Officers as follows: Mr. Higby received options to purchase 100,000 shares; Mr. Mastrovich received options to purchase 65,000 shares; Mr. Karkenny received options to purchase 300,000 shares; Mr. Ingram received options to purchase 20,000 shares; Mr. Khalifa received options to purchase 50,000 shares; and Mr. Starck received options to purchase 20,000 shares.
     Restricted stock units. Upon vesting, each restricted stock unit awarded under the 2003 Performance Incentive Plan will be paid out to the Named Executive Officers as one share of the company’s common stock. Restricted stock units were awarded to each of the Named Executive Officers as follows: Mr. Higby received 100,000 units; Mr. Mastrovich received 35,000 units; Mr. Karkenny received 30,000 units; Mr. Ingram received 20,000 units; Mr. Khalifa received 25,000 units; and Mr. Starck received 20,000 units. Subject to the company’s continued employment of the Named Executive Officer the restricted stock units will vest as follows:
•	One-third of the restricted stock units will vest on December 31, 2008, regardless of performance.

•	The remaining two-thirds of the restricted stock units were eligible for vesting only if and to the extent that certain performance thresholds pertaining to earnings per share, revenue, free cash flow and return on invested capital were met or exceeded during 2006.

•	Performance-based restricted stock units which become eligible for vesting vest in two equal installments, with the first installment vesting promptly after the company’s 2006 financial results were audited. The second installment will vest on December 31, 2007. Any performance-based restricted stock units which did not become eligible for vesting on the basis of the performance measures have terminated and will never vest.

•	For purposes of determining eligibility for vesting, 25% of the performance-based restricted stock units were allocated to each of the four performance measures, and each measure had both a threshold and a target. If the target level for a particular category was reached, then all of the performance-based restricted stock units allocated to that category would become eligible for vesting. If only the threshold level was met, then 50% of the performance-based restricted stock units for that category would become eligible for vesting, with linear prorated vesting for results between the threshold and the target.
     Based on the company’s financial performance in 2006, 90.3% of the performance-based restricted stock units vested based on the company’s achievement of the four performance measures discussed above.
     Non-equity incentive plan awards. The 2006 Executive Bonus Plan provided that a bonus of up to the full annualized amount of each Named Executive Officer’s salary in effect on January 1, 2006 be paid upon the achievement of certain financial goals pertaining to EBITDA, earnings per share and revenues for the 2006 fiscal year. Under the Executive Bonus Plan, each performance measure was weighted, with a 40% weighting assigned to the earnings per share performance measure, 40% assigned to the revenue performance measure and the remaining 20% assigned to the EBITDA performance measure. If a minimum (threshold) performance level was met with respect to any one of the three performance measures, then 80% of the weighted portion of the bonus opportunity was payable with respect to that particular performance measure. If the company had not met the threshold level for a particular performance measure, no bonus would have been payable with respect to that performance measure. If the target/maximum performance level was met with respect to any of the three performance measures, then 100% of the weighted portion of the bonus opportunity was payable with respect to that particular performance measure. If the company achieved a level of performance between the threshold and target/maximum performance levels, then the portion of the bonus opportunity that was payable with respect to that performance measure was to be determined by linear interpolation with 80% of the portion of the bonus opportunity payable with respect to the performance measure for achievement at the threshold level and with 100% of the portion of the bonus opportunity payable with respect to the performance measure for achievement at or above the target/maximum level. In 2006, the company achieved 93.6% of the applicable performance goals and payments were made to those Named Executive Officers who were still employed by the company at the time of payout.
Modification of Equity-Based Award
     On October 11, 2006, the Compensation Committee approved an amendment of the vesting schedule for the 45,000 share Restricted Stock Purchase Rights award granted to the company’s President and Chief Operating Officer, Lawrence A. Mastrovich, on August 13, 2003. Under that grant, Mr. Mastrovich was given the right to purchase all or any portion of 45,000 shares of the company’s common stock at a price of $6.46 per share at any time after vesting and prior to August 13, 2013. Under the existing terms of the grant, the right to purchase was to vest as to all of the stock on December 31, 2009, subject only to Mr. Mastrovich’s continued employment with the company through that date. The effect of the amendment is to accelerate the vesting of an initial 15,000 share installment of the shares covered by the grant to June 30, 2007, and to accelerate the vesting of a second 15,000 share installment of the shares to June 30, 2008. Vesting of the final 15,000 share installment was not accelerated and will still occur on December 31, 2009. The vesting of each installment remains subject to Mr. Mastrovich’s continued employment through the date of vesting. The Committee approved the accelerated vesting in order to provide a more effective retention incentive for Mr. Mastrovich by more evenly distributing the vesting installments of the award over the three-year time period in question. Neither the acceleration of vesting nor the earlier exercise of the vested portions of the award will result in an increase or acceleration of any accrual for associated compensation expense for the company.

Employment Agreements
     Apria has employment agreements, nondisclosure/noncompetition agreements and/or severance agreements with the following Named Executive Officers.
     Lawrence M. Higby. Mr. Higby’s employment with the company as Chief Executive Officer in 2006 was governed by (i) an Amended and Restated Employment Agreement which was effective from February 12, 2002 through May 4, 2006, and (ii) an Amended and Restated Employment Agreement which became effective on May 5, 2006. Under the February 12, 2002 agreement, Mr. Higby’s salary from January 1, 2006 through May 4, 2006 was $734,000. Under the May 5, 2006 agreement, Mr. Higby’s salary was $755,000, subject to increases at the discretion of the Board of Directors or the Compensation Committee. Under both employment agreements, Mr. Higby is entitled to participate in Apria’s annual bonus, long-term incentive, 401(k) savings plan and other benefit programs generally available to executive officers of the company and is to be indemnified on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code. The May 5, 2006 amended employment agreement eliminated certain benefits included in the February 12, 2002 employment agreement, the pre-tax cash value of which were instead added to his salary. Mr. Higby has also entered into an accompanying Noncompetition and Nondisclosure Agreement.
     Lawrence A. Mastrovich. Mr. Mastrovich’s employment with the company as President and Chief Operating Officer in 2006 was governed by (i) an Amended and Restated Employment Agreement which was effective from October 20, 2005 through May 4, 2006, and (ii) an Amended and Restated Employment Agreement entered into as of May 5, 2006. Under the October 20, 2005 agreement, Mr. Mastrovich’s salary from January 1, 2006 through May 4, 2006 was $500,000. Under the May 5, 2006 agreement, Mr. Mastrovich’s salary was $512,000, subject to increases at the discretion of the company. Mr. Mastrovich’s annual salary is currently $565,000. Under both employment agreements, Mr. Mastrovich is entitled to participate in Apria’s annual bonus, long-term incentive, 401(k) savings plan and other benefit programs generally available to executive officers of the company and is to be indemnified on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code. The May 5, 2006 amended employment agreement eliminated certain benefits included in the October 20, 2005 employment agreement, the pre-tax cash value of which were instead added to his salary.
     Chris A. Karkenny. Pursuant to an Employment Agreement effective as of November 13, 2006, Mr. Karkenny serves as the company’s Executive Vice President and Chief Financial Officer. The Agreement provides that Mr. Karkenny’s salary shall be at least $400,000, subject to increases at the discretion of the company. Mr. Karkenny is eligible to participate in Apria’s annual bonus, incentive, 401(k) savings plan and other benefit programs generally available to executive officers of the company. The agreement also provides for (i) an award of 300,000 options to acquire common stock of the company at an exercise price of $24.00 per share (the fair market value of a share of common stock of the company on November 13, 2006), which shall become vested and exercisable in three equal annual installments of 100,000 shares on each of the first three anniversaries of the effective date of the Agreement, subject to Mr. Karkenny’s continued employment with the company, (ii) an award of restricted stock units equivalent in value to 30,000 shares of common stock of the company, which shall become vested in three equal annual installments of 10,000 shares on each of the first three anniversaries of the effective date of the Agreement, subject to Mr. Karkenny’s continued employment with the company, and (iii) indemnification of Mr. Karkenny on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code if such excise tax results from a transaction that is consummated during the first three years of his employment with the company. Mr. Karkenny has also entered into a Noncompetition Agreement, effective as of November 13, 2006, which is more fully described in the “Potential Payments Upon Termination or Change of Control” section below.
     W. Jeffrey Ingram. Pursuant to an Executive Severance Agreement dated May 5, 2006, Mr. Ingram serves in a position and undertakes duties at Apria’s discretion. Mr. Ingram currently serves as the company’s Executive Vice President, Sales. The agreement provides that Mr. Ingram’s salary shall be at the company’s discretion. Mr. Ingram is also entitled to participate in Apria’s stock option plans and all other benefit programs generally available to executive officers of the company at the company’s discretion. He is also entitled to bonuses in accordance with the bonus plans from time to time in effect for Apria’s executives and reimbursement of certain expenses at the company’s discretion. Mr. Ingram has also entered into a Noncompetition Agreement, dated as of May 5, 2006, which is more fully described in the “Potential Payments Upon Termination or Change of Control” section below.

     Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the triggering provisions under which post-termination payments would be made to each of the Named Executive Officers still employed by the company at fiscal year end 2006 and a quantification of estimated payments that would be payable under those Named Executive Officers’ employment agreements, nondisclosure and noncompetition agreements and severance agreements.
Potential Payments Upon Termination or Change of Control
     The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a (i) termination of employment, or (ii) change of control and termination of employment occurred on December 31, 2006, based upon the closing price of Apria’s common stock on December 29, 2006 ($26.65) and the Named Executive Officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the aggregate balance at December 31, 2006, shown in the Nonqualified Deferred Compensation for the 2006 Fiscal Year table.
     Apria has entered into employment agreements with Messrs. Higby, Mastrovich and Karkenny. Apria has entered into a severance agreement with Mr. Ingram. Apria has also entered into a nondisclosure/noncompetition agreement with Mr. Higby and noncompetition agreements with Messrs. Ingram and Karkenny.
     The agreements with Messrs. Higby, Mastrovich and Karkenny each provide for either 26 bi-weekly payments (Mr. Higby) or a lump sum payment (Messrs. Mastrovich and Karkenny) upon a termination of the executive’s employment with Apria either by Apria without “cause” (as defined in the agreements) or by the executive for “good reason” (as defined in the agreements) equal to: three times (for Mr. Higby) or two times (for Messrs. Mastrovich and Karkenny) the sum of (i) the executive’s base salary as in effect at the time of termination, (ii) the average of the executive’s annual bonuses with respect to the company’s two most recently completed fiscal years, and (iii) the annual cost for the executive to obtain medical, dental and vision insurance under COBRA, which annual amount is initially estimated to be $20,000 per executive. With respect to Mr. Karkenny’s severance payment, the average of the annual bonuses described in clause (ii) of the preceding sentence will be deemed to be equal to: (a) in the event of any termination of employment in 2006 or 2007, the executive’s target bonus for the year of termination, and (b) in the event of any termination of employment in 2008, the average of the executive’s annual bonus for 2007 and the executive’s target bonus for the year of termination. The employment agreements with Messrs. Higby, Mastrovich and Karkenny also provide that each executive will be entitled to indemnification on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code; provided that with respect to Mr. Karkenny, this right to indemnification only applies in the event that such excise tax results from a transaction that is consummated during the first three years of his employment with Apria. In addition to the severance benefits described above, upon a termination of Mr. Higby’s employment with Apria either by Apria without “cause” or by the executive for “good reason,” Apria will be required to provide an office and secretarial support at a cost not to exceed $50,000 for a period of one year following such termination.
     The severance agreement with Mr. Ingram provides for payment upon a termination of the executive’s employment with Apria either by Apria without “cause” (as defined in the agreement) or by the executive for “good reason” (as defined in the agreement) equal to the sum of (i) the executive’s base salary as in effect at the time of termination, (ii) the average of the executive’s annual bonuses with respect to the company’s two most recently completed fiscal years, and (iii) the annual cost for the executive to obtain medical, dental and vision insurance under COBRA, which annual amount is initially estimated to be $20,000, payable over a period of 12 months following the date of termination. The severance agreement with Mr. Ingram also provides for a cap such that in the event of a “change of control” or other transaction the payments provided for under the severance agreement (or any other arrangement between Mr. Ingram and Apria, including equity compensation awards) will be limited to the maximum amount that may be paid to the executive without the imposition of an excise tax under Section 4999 of the Internal Revenue Code.
     The noncompetition agreements with Messrs. Ingram and Karkenny each provide for a payment upon a termination of the executive’s employment with Apria either by Apria without “cause” (as defined in the agreements) or by the executive for “good reason” (as defined in the agreements), in each case, during the period that begins with the first to occur of (i) the initial public announcement of a “change of control,” or (ii) the 90th day preceding a “change of control” and ends two years following such “change of control” equal to $750,000, payable over a period of 6 months that commences 6 months following the date of termination. The payments under these noncompetition agreements are contingent upon the affected executive’s compliance with the one-year post-termination noncompetition covenant contained therein.
     In addition to the payments described above, each of the employment and severance agreements with the Named Executive Officers provides that in the event of a “specified change of control,” Apria will establish a grantor trust and make an irrevocable contribution to such trust in an amount it determines necessary to fund the payment of all severance and other payments that could become payable under the agreements (determined as of the date of the “specified change of control”). The receipt of benefits following termination under each of the employment and severance agreements with the Named Executive Officers is contingent upon the affected executive executing and not revoking a general release in favor of Apria and upon the affected executive complying with the confidentiality and the non-solicitation (and, with respect to Messrs. Higby and Mastrovich, noncompetition) covenants contained therein.
     For purposes of the employment and severance agreements with the Named Executive Officers, “change of control” generally means the occurrence of any one of the following events:
•	any person acquires more than 25% of the total voting power represented by the company’s then outstanding voting securities;

•	all or substantially all of the company’s business or assets are disposed of, or a contract is entered to dispose of all of the company’s business pursuant to a merger, consolidation or other transaction in which (a) the company is not the surviving parent corporation or (b) the company’s stockholders prior to the transaction do not continue to own at least 60% of the surviving corporation in substantially the same proportions as their ownership immediately prior to such transaction;

•	the company is materially or completely liquidated;

•	with respect to Mr. Higby’s employment agreement only, any person acquires any of the company’s common stock in a tender or exchange offer with the intent, expressed or implied, of purchasing or otherwise acquiring control of the company; or

•	with respect to Mr. Karkenny’s employment agreement only, a change in the majority of the Board of Directors except for certain changes as specified in the agreement.
     For purposes of the employment and severance agreements with the Named Executive Officers, “specified change in control” generally means the occurrence of any “change of control” that is specifically designated, in writing, by the Board of Directors or Compensation Committee prior to the consummation of the change of control to be a “specified change of control.”
     In addition, separate and apart from the employment, severance and nondisclosure/noncompetition agreements described above, the award agreements governing the awards of the restricted stock purchase rights and restricted stock units granted to each of the Named Executive Officers generally provide that if the employment of the Named Executive Officer to whom the awards have been granted terminates by reason of the executive’s death, disability or retirement (defined as a voluntary termination after reaching age 55 with at least 5 years of service with Apria), such awards will generally vest on a pro-rata basis through the month in which such termination occurs (taking into account, to the extent applicable, Apria’s actual satisfaction of any performance-based vesting criteria over the entire performance period to which the award relates). In addition, the award agreements governing the awards of stock options, restricted stock purchase rights, and restricted stock units granted to each of the Named Executive Officers provide that if the employment of the Named Executive Officer to whom awards have been granted is terminated either by Apria without “cause” or by the executive for “good reason,” in each case, during the period that begins with the first to occur of (i) the initial public announcement of a “change of control,” or (ii) the 90th day preceding a “change of control” and ends two years following such “change of control,” all of the outstanding awards granted to the affected executive will be deemed to have fully vested as of the date of such termination.

     The table below sets forth the estimated value of the potential payments to Messrs. Higby, Mastrovich, Ingram and Karkenny, assuming the executive’s employment had terminated on December 31, 2006, and, to the extent applicable, that a change of control of Apria also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

	Before Change of	After Change of
	Control	Control				Change of
	Termination	Termination				Control (without
	w/o Cause or	w/o Cause or				Termination of
	for Good Reason	for Good Reason	Retirement	Death	Disability	Employment)
Name/Benefit	($)	($)	($)	($)	($)	($)

Lawrence M. Higby
Termination payment (base salary)	2,265,000	2,265,000	—	—	—	—
Termination payment (annual bonus)	1,030,226	1,030,226	—	—	—	—
Termination payment (COBRA)	60,000	60,000	—	—	—	—
Office/secretarial support	50,000	50,000	—	—	—	—
Vesting of stock options(1)	—	390,000	—	—	—	—
Vesting of restricted purchase rights(1)	—	3,803,520	1,865,690	1,865,690	1,865,690	—
Vesting of restricted stock units(2)	—	4,796,920	2,455,720	2,455,720	2,455,720	—
Gross-up payment(3)	—	3,178,344	—	—	—	—

Total	3,405,226	15,574,010	4,321,410	4,321,410	4,321,410	—

Lawrence A. Mastrovich
Termination payment (base salary)	1,024,000	1,024,000	—	—	—	—
Termination payment (annual bonus)	467,859	467,859	—	—	—	—
Termination payment (COBRA)	40,000	40,000	—	—	—	—
Vesting of stock options(1)	—	253,500	—	—	—	—
Vesting of restricted purchase rights(1)	—	1,346,700	813,277	813,277	813,277	—
Vesting of restricted stock units(2)	—	1,998,710	950,866	950,866	950,866	—
Gross-up payment(3)	—	1,274,865	—	—	—	—

Total	1,531,859	6,405,634	1,764,143	1,764,143	1,764,143	—

	Before Change of	After Change of
	Control	Control				Change of
	Termination	Termination				Control (without
	w/o Cause or	w/o Cause or				Termination of
	for Good Reason	for Good Reason	Retirement	Death	Disability	Employment)
Name/Benefit	($)	($)	($)	($)	($)	($)

Chris A. Karkenny
Termination payment (base salary)	800,000	800,000	—	—	—	—
Termination payment (annual bonus)	800,000	800,000	—	—	—	—
Termination payment (COBRA)	40,000	40,000	—	—	—	—
Noncompetition payment	—	750,000	—	—	—	—
Vesting of stock options(1)	—	795,000	—	—	—	—
Vesting of restricted stock units(2)	—	799,500	40,715	40,715	40,715	—
Gross-up payment(3)	—	965,975	—	—	—	—

Total	1,640,000	4,950,475	40,715	40,715	40,715	—

W. Jeffrey Ingram
Termination payment (base salary)	260,000	260,000	—	—	—	—
Termination payment (annual bonus)	121,644	121,644	—	—	—	—
Termination payment (COBRA)	20,000	20,000	—	—	—	—
Noncompetition payment	—	750,000	—	—	—	—
Vesting of stock options(1)	—	78,000	—	—	—	—
Vesting of restricted stock units(2)	—	533,000	369,316	369,316	369,316	—
Excise tax reduction	—		—	—	—	—

Total	401,644	1,762,644	369,316	369,316	369,316	—

(1)	These amounts are calculated assuming that the market price per share of Apria’s common stock on the date of termination of employment was equal to the closing price of Apria’s common stock on December 29, 2006 ($26.65) and are based upon the difference between $26.65 and the exercise or purchase price of the options or restricted stock purchase rights, as applicable, held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of Apria’s common stock on the date of termination of employment was equal to the closing price of Apria’s common stock on December 29, 2006 ($26.65).

(3)	For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2002 through 2006 and annualized for the year in which the executive commenced employment with Apria (if after 2001). In addition, all executives were assumed to be subject to the maximum federal income and other payroll taxes, aggregating to a net combined effective income tax rate of 41.5%.

Outstanding Equity Awards at 2006 Fiscal Year-End
     The following table provides information with respect to unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2006 for the Named Executive Officers.

Option Awards	Stock Awards
Equity
Equity	Incentive Plan
Equity	Incentive	Awards:
Incentive Plan	Market	Plan Awards:	Market or
Awards:	Number	Value of	Number of	Payout Value
Number of	Number of	Number of	of Shares	shares or	Unearned	of Unearned
Securities	Securities	Securities	or Units	Units of	Shares, Units	Shares, Units
Underlying	Underlying	Underlying	of Stock	Stock	or Other	or Other
Unexercised	Unexercised	Unexercised	Option	That Have	That Have	Rights That	Rights That
Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Lawrence M. Higby	100,000	(1)	22.70	03/08/2012
39,196	(2)	15.50	11/07/2007
88,590	(3)	12.18750	01/26/2008
50,000	(4)	15.50	01/26/2008
40,000	(5)	16.93750	01/03/2010
300,000	(6)	27.1250	01/02/2011
250,000	(7)	21.40	02/18/2013
150,000	(8)	30.40	02/15/2014
100,000	(8)	33.40	12/30/2014
100,000	(9)	22.75	03/07/2016
128,000	(10)	6.46	08/12/2013
64,000	(11)	7.60	02/15/2014
80,000	(12)	2,132,000

100,000	(13)	2,665,000

Lawrence A. Mastrovich	200,000	(14)	24.18	04/03/2012
24,040	(15)	21.40	02/18/2013
100,000	(8)	30.40	02/15/2014
75,000	(8)	33.40	12/30/2014
65,000	(16)	22.75	03/07/2016
45,000	(10)	6.46	08/13/2013
23,000	(11)	7.60	02/15/2014
40,000	(12)	1,066,000

35,000	(17)	932,750

Chris A. Karkenny	300,000	(18)	24.00	11/12/2016
30,000	(19)	799,500

W. Jeffrey Ingram	5,000	(20)	25.96	05/25/2011
10,000	(21)	24.01	01/02/2012
15,000	(22)	21.58	03/11/2013
20,000	(8)	30.40	02/15/2014
15,000	(8)	33.40	12/30/2014
20,000	(23)	22.75	03/07/2016
20,000	(24)	533,000

(1)	As of March 10, 2005, all options in this grant were fully vested.

(2)	As of July 1, 2001, all options in this grant were fully vested.

(3)	As of January 26, 2003, all options in this grant were fully vested.

(4)	As of July 1, 2001, all options in this grant were fully vested.

(5)	As of January 3, 2003, all options in this grant were fully vested.

(6)	As of January 2, 2005, all options in this grant were fully vested.

(7)	As of February 18, 2006, all options in this grant were fully vested.

(8)	As of November 30, 2005, all options in this grant were fully vested.

(9)	One installment of 33,333 shares vested on March 7, 2007 and is now exercisable, another installment of 33,333 shares will vest on March 7, 2008 and a third installment of 33,334 shares will vest on March 7, 2009.

(10)	Restricted stock purchase rights fully vest on December 31, 2009. These rights were subject to full or partial acceleration if the company achieved certain predetermined performance targets for the three-year period ending December 31, 2005; however, those targets were not met. The vesting of a portion of these restricted stock purchase rights was accelerated as more fully discussed in the “Modification of Equity-Based Award” section above.

(11)	Restricted stock purchase rights fully vest on December 31, 2010. These rights were subject to full or partial acceleration if the company achieved certain predetermined performance targets for the three-year period ending December 31, 2006; however, those targets were not met.

(12)	Restricted stock units fully vest on December 31, 2011, subject to full or partial acceleration if the company achieves a pre-determined target for the three-year period ending December 31, 2007.

(13)	This amount is the target/maximum amount possible under the grant. One-third (33,333 restricted stock units) of the restricted stock unit award will vest and be issued on December 31, 2008. Because 90.3% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2006, 30,100 of a potential additional 33,333 shares vested and were issued to Mr. Higby promptly following determination that the applicable performance goals were met, and 30,100 of a potential additional 33,334 shares will vest and be issued on December 31, 2007.

(14)	As of April 3, 2005, all options in this grant were fully vested.

(15)	As of February 18, 2006, all options in this grant were fully vested.

(16)	An initial installment of 21,666 shares vested on March 7, 2007 and is now exercisable and two equal installments of 21,667 each will vest on March 7, 2008 and March 7, 2009.

(17)	This amount is the target/maximum amount possible under the grant. One-third (11,667 restricted stock units) of the restricted stock unit award will vest and be issued on December 31, 2008. Because 90.3% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2006, 10,535 of a potential additional 11,666 shares vested and were issued to Mr. Mastrovich promptly following determination that the applicable performance goals were met, and 10,535 of a potential additional 11,667 shares will vest and be issued on December 31, 2007.

(18)	Option vests in three equal installments of 100,000 shares on November 13, 2007, November 13, 2008 and November 13, 2009.

(19)	Restricted stock units vest in three equal installments of 10,000 shares on November 13, 2007, November 13, 2008 and November 13, 2009.

(20)	As of May 25, 2004, all options in this grant were fully vested.

(21)	As of January 2, 2005, all options in this grant were fully vested.

(22)	As of March 11, 2006, all options in this grant were fully vested.

(23)	An initial installment of 6,666 shares vested on March 7, 2007 and is now exercisable and two equal installments of 6,667 each will vest on March 7, 2008 and March 7, 2009.

(24)	This amount is the target/maximum amount possible under the grant. One-third (6,666 restricted stock units) of the restricted stock unit award will vest and be issued on December 31, 2008. Because 90.3% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2006, 6,020 of a potential additional 6,667 shares vested and were issued to Mr. Ingram promptly following determination that the applicable performance goals were met, and 6,020 of a potential additional 6,667 shares will vest and be issued on December 31, 2007.
Option Exercises During 2006 Fiscal Year
     The following table provides information with respect to each exercise of stock options on an aggregated basis, for each of those Named Executive Officers who exercised options during 2006.

	Option Awards
	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)
Lawrence M. Higby	121,000	1,743,450
Lawrence A. Mastrovich	157,960	992,699
Amin I. Khalifa	7,500	92,175
Daniel J. Starck	11,000	143,440
Nonqualified Deferred Compensation for the 2006 Fiscal Year
     The following table provides information for 2006 with respect to the company’s deferred compensation plan under which compensation is deferred on a basis that is not tax-qualified. Information is provided with respect to those Named Executive Officers who participated in the deferred compensation plan.

	Executive		Aggregate Balance
	Contributions	Aggregate	at December 31,
	in 2006	Earnings in 2006	2006
Name	($)(1)	($)(2)	($)(2)
Lawrence M. Higby	7,735	87,309	702,227
Lawrence A. Mastrovich	—	98,699	1,064,491
Amin I. Khalifa	55,439	49,805	388,137	(3)

(1)	The amount in this column for Mr. Higby is not included in the ‘Salary” column of the Summary Compensation Table. $53,445 of the amount in this column for Mr. Khalifa was included in the ‘Salary” column of the Summary Compensation table.

(2)	Amounts reported in this column represent earnings in 2006 on amounts deferred in 2006 as well as amounts deferred in prior years that remain in the account. Amounts included in these columns are not included in the Summary Compensation table.

(3)	As a result of his termination of employment with the company, Mr. Khalifa received a distribution of the then-current balance of his account on March 2, 2007.
     Under the deferred compensation plan, the Named Executive Officers, as well as certain other employees of the company, may defer up to 50% of their salary, up to 100% of their annual bonus, and 100% of their annual 401(k) refund offset amount, the latter of which is an amount equal to their refund (if any) from the company’s 401(k) savings plan. Returns on deferrals in an individual’s account under the deferred compensation plan are credited or debited based on the performance of hypothetical measurement funds selected by the individual, which selection can be changed as often as daily, from a menu of options offered in connection with the plan. The company does not match amounts that are deferred by employees pursuant to the deferred compensation plan.
GOVERNANCE OF THE COMPANY
Our Code of Ethical Business Conduct

Apria has adopted a Code of Ethical Business Conduct which applies to all of its employees, officers and Directors, including, but not limited to, the Chief Executive Officer, the Chief Financial Officer, the President and Chief Operating Officer and other senior financial officers. Should Apria grant any amendment to, or a waiver from, a provision of the Code that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, such amendment or waiver will be disclosed on Apria’s website (www.apria.com). You may find the current version of the Code on Apria’s website by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.”

Policy Pertaining to Related Persons Transactions
     The company requires that each Director and Named Executive Officer provide an annual certification as to any relationships possibly requiring disclosure by the company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related persons transactions. If a possible related person relationship or transaction is disclosed, it is referred to the company’s Corporate Governance and Nominating Committee for consideration as to whether the relationship or transaction should be disclosed. If the possible related person relationship or transaction involves a Director, nominee for Director or an immediate family member of a director or nominee, the Committee also considers whether the relationship or transaction affects the independence of the director or the qualification of the individual for renomination to the Board.

Our Corporate Governance Guidelines
(as amended through February 16, 2007)
Apria’s Board of Directors has adopted the following Corporate Governance Guidelines:
Board Mission and Responsibilities
     Mission Statement. The company’s primary objective is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing high ethical standards.
     Corporate Authority and Responsibility. All corporate authority resides in the Board of Directors as fiduciaries on behalf of the stockholders. The Board delegates authority to management to pursue the company’s mission. Management, not the Board, is responsible for managing the company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board also retains responsibility, among other things, for selection and evaluation of the Chief Executive Officer, oversight of succession plans, determination of senior management compensation, approval of the annual budget, and review of systems, procedures and controls. The Board also advises management with respect to strategic plans.
Board Operations
     Board Agenda. The Chairman of the Board in coordination with the Chief Executive Officer shall set the agenda for each Board meeting, taking into account suggestions from members of the Board.
     Strategic Planning. The Board shall hold an annual strategic planning session. The timing and agenda for this meeting are to be suggested by the Chief Executive Officer.
     Independent Advice. The Board or any committee may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chief Executive Officer and the Chairman of the Board.
     Access to Top Management. Board members are free to contact members of senior management and are encouraged to coordinate their contacts through the Chief Executive Officer. Additionally, regular attendance and participation in Board meetings by senior management is encouraged as appropriate.
     Executive Meetings of Independent Directors. An executive meeting of independent Directors shall be held during each Board meeting. The Chairman shall lead these sessions.
     Educational Programs. Within two years of first becoming a Director, each Director should attend, at the company’s cost, an accredited one or two-day educational program for Directors. Following this initial education, each Director should attend one additional educational program in each five-year period of service on the company’s Board.
     Board Evaluation. The Corporate Governance and Nominating Committee shall be responsible for evaluating Directors as part of its process for recommending Director nominees to the Board. The Corporate Governance and Nominating Committee shall be responsible for coordinating an annual evaluation by the Directors of the Board’s performance and procedures.
     Written Guidelines and Policies. The Board shall maintain written corporate governance guidelines and operational policies which will be reviewed annually by the Corporate Governance and Nominating Committee.
Board Structure
     Positions of Chairman and Chief Executive Officer. The positions of Chairman and Chief Executive Officer shall be filled by separate persons and the Chairman shall be an Independent Director.
     Board Composition. Independent Directors shall constitute a substantial majority of the Board.
     Number of Directors. The Board shall assess its size from time to time. It is the Board’s philosophy that smaller Boards are most effective.

Our Corporate Governance Guidelines (continued)
     Committees. The standing Board committees shall be the Audit Committee, the Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. All standing committees shall be made up of Independent Directors. Each standing committee shall maintain a written charter approved by the Board. Committee actions shall be promptly reported to the Board. A Director may attend any Board committee meeting. The Chairman shall recommend periodic rotation of Committee assignments.
     Independent Directors. “Independent Director” means a Director that meets the definition of “independent director” as that term is defined by the New York Stock Exchange pursuant to Section 303A(2) of the New York Stock Exchange Listing Standards, and, in the case of the Audit Committee, a Director that meets the audit committee member independence requirements established by the Securities and Exchange Commission pursuant to Section 301 of the Sarbanes-Oxley Act of 2002.
Directors
     Nominees for Election to the Board. The Corporate Governance and Nominating Committee shall recommend nominees to the full Board for annual elections of Directors. The Committee shall welcome input from all Directors and stockholders.
     Retirement; Term Limits. Directors shall submit their resignation effective at the Annual Meeting immediately preceding the first to occur of their 75th birthday or the expiration of 15 years of service as a Director of the company following the company’s 2007 Annual Meeting.
     Changes in Professional Responsibility. The Board shall consider whether a change in an individual’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill Directorship obligations. To facilitate the Board’s consideration, the Chief Executive Officer and other employee Directors shall submit a resignation as a matter of course upon retirement, resignation or other significant change in professional roles.
     Director Compensation and Stock Ownership. From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the full Board. The Board’s philosophy is that a substantial portion of Director compensation shall be equity-based.
     Chief Executive Officer Evaluation. The Compensation Committee shall be responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to the Chief Executive Officer’s compensation. The Chairman of the Compensation Committee shall be the liaison with the Chief Executive Officer.
     Management Succession. The Board, with the assistance of the Corporate Governance and Nominating Committee, shall coordinate with the Chief Executive Officer to seek to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans, which shall be approved by the Board.
     Outside Board Memberships. The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one charitable board membership.
     Stock Ownership Requirements. Each Independent Director shall adhere to the Stock Ownership Requirements for Directors, as promulgated by the Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of March 16, 2007, with respect to the beneficial ownership of Apria’s common stock by each person who is known by the company to beneficially own more than 5% of Apria’s common stock, each Director of the company, all past and present executive officers listed in the Summary Compensation table and all current Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.
Security Ownership Table

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class
Barclays Global Investors, N.A. (1)	6,149,362	14.13
FMR Corp. (2)	4,481,100	10.30
Capital Research and Management Company (3)	4,328,500	9.95
Morgan Stanley (4)	2,442,019	5.61
The New Economy Fund (5)	2,200,000	5.06
Lawrence M. Higby (6)	883,107	2.03
David L. Goldsmith (7)	441,652	1.02
Lawrence A. Mastrovich (8)	416,849	*
Richard H. Koppes (9)	119,000	*
Philip R. Lochner, Jr. (10)	93,000	*
W. Jeffrey Ingram (11)	61,094	*
I. T. Corley (12)	53,000	*
Vicente Anido, Jr. (13)	52,000	*
Terry P. Bayer (14)	15,000	*
Norman C. Payson, M.D. (14)	15,000	*
Mahvash Yazdi (14)	15,000	*
Chris A. Karkenny	0	*
Amin I. Khalifa	0	*
Daniel J. Starck	0	*
All current Directors and executive officers as a group (12 persons) (15)	2,164,702	4.97

*	Less than 1%

(1)	According to an amended Schedule 13G, filed as of March 9, 2007 with the Securities and Exchange Commission, Barclays Global Investors, N.A. (BGINA), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has sole dispositive power as to 4,754,478 shares and sole voting power as to 3,960,127 shares. In addition, BGINA’s sister company, Barclays Global Investors, LTD (BGILTD) holds 410,917 of the shares directly and has sole dispositive and voting power as to those shares. The balance of the shares included in the Schedule is held by BGINA’s subsidiary, Barclays Global Fund Advisors (BGF), which has sole voting and dispositive power as to 956,880 shares, and by Barclays Global Investors Japan Limited (BGIJL), which has sole voting and dispositive power as to 27,087 shares. The mailing address for BGINA and BGF is 45 Fremont Street, San Francisco, CA 94105; the mailing address for BGILTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH; and the mailing address for BGIJL is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-002 Japan.

(2)	According to Amendment No. 2 to Schedule 13G, filed as of February 14, 2007 with the Securities and Exchange Commission, FMR Corp., a parent holding company in accordance with 17 C.F.R. Section 240.13d-1(b)(ii)(G), has sole dispositive power as to 4,481,100 shares. The mailing address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	According to Amendment No. 1 to Schedule 13G, filed as of February 12, 2007 with the Securities and Exchange Commission, Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, has sole dispositive power as to 4,328,500 shares and sole voting power as to 4,328,500 shares. The mailing address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071. Capital Research and Management Company disclaimed its beneficial ownership pursuant to Rule 13d-4.

(4)	According to Amendment No. 1 to Schedule 13G, dated February 14, 2007, filed with the Securities and Exchange Commission, Morgan Stanley, a parent holding company, in accordance with 17 C.F.R. Section 240.13d-1(b)(1)(ii)(G), has sole dispositive power as to 2,442,019 shares, sole voting power as to 2,336,099 shares and shared voting power as to 3,058 shares. The balance of the shares is held beneficially by one of its business units. The mailing address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

(5)	According to Amendment No. 1 to Schedule 13G, filed as of February 12, 2007 with the Securities and Exchange Commission, The New Economy Fund is an investment company registered under the Investment Company Act of 1940 and its mailing address is 333 South Hope Street, Los Angeles, CA 90071.

(6)	Includes 808,333 shares subject to options and restricted stock purchase rights that are currently exercisable and 63,774 shares held in a family trust.

(7)	Includes 317,986 shares held in a family trust, 5,000 shares of restricted stock which will vest on the date of Apria’s 2007 Annual Meeting of Stockholders, and 118,666 shares subject to options that are currently exercisable.

(8)	Includes 396,666 shares subject to options and restricted stock purchase rights that are currently exercisable.

(9)	Includes 3,000 shares of restricted stock which will vest on the date of Apria’s 2007 Annual Meeting of Stockholders and 104,000 shares subject to options that are currently exercisable.

(10)	Includes 2,000 shares owned by Mr. Lochner’s spouse, 3,000 shares of restricted stock which will vest on the date of Apria’s 2007 Annual Meeting of Stockholders and 79,000 shares subject to options that are currently exercisable.

(11)	Includes 56,666 shares subject to options that are currently exercisable.

(12)	Includes 8,000 shares held in a brokerage account jointly with Mr. Corley’s spouse, 3,000 shares of restricted stock which will vest on the date of Apria’s 2007 Annual Meeting of Stockholders and 39,000 shares subject to options that are currently exercisable.

(13)	Includes 3,000 shares of restricted stock which will vest on the date of Apria’s 2007 Annual Meeting of Stockholders and 39,000 shares subject to options that are currently exercisable.

(14)	Includes 15,000 shares subject to options that are currently exercisable.

(15)	Includes 381,760 shares owned by certain trusts. Also includes 17,000 shares of restricted stock which will vest on the date of Apria’s 2007 Annual Meeting of Stockholders and 1,686,331 shares subject to options that are currently exercisable.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company’s Directors and executive officers, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the company with copies of the reports they file.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to Section 16(a) for transactions during the 2006 fiscal year.
ANNUAL REPORT; AVAILABILITY OF DOCUMENTS

Availability of Annual Report and Treatment of Stockholders Sharing Same Address
     The company’s 2006 Annual Report containing audited financial statements as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, accompanies this Proxy Statement. Unless the company has received a contrary request from the affected stockholders, only one copy each of this Proxy Statement and the Annual Report are being delivered to two or more stockholders sharing the same address. Upon written or oral request, Apria will send stockholders, promptly and without charge, a copy of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which the company has filed with the Securities and Exchange Commission, (ii) this Proxy Statement, (iii) its 2006 Annual Report to Stockholders, (iv) its Committee Charters referenced in this Proxy Statement, (v) its Code of Ethical Business Conduct, (vi) its Corporate Governance Guidelines, and (vii) its Policy Regarding Alternative Director Nominations by Stockholders. Copies of exhibits to the Annual Report on Form 10-K will also be provided upon written request and payment of a fee of $.25 per page plus postage. The aforementioned documents are also available on Apria’s website (www.apria.com), by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.”
     Two or more stockholders who share the same address and receive multiple copies of Apria’s Annual Report to Stockholders and/or this Proxy Statement may make a written or oral request to receive only one copy of the company’s Annual Report and/or Proxy Statement.
     Any and all such requests described in this section should be directed to the Investor Relations Department, at the address of the company set forth on the first page of this Proxy Statement, or may be made by telephone by calling (949) 639-2415.
PROPOSALS OF STOCKHOLDERS
     For stockholder proposals to be considered for inclusion in the proxy materials for Apria’s 2008 Annual Meeting of Stockholders under Securities and Exchange Commission Rule 14a-8, they must be received by the Secretary of the company no later than November 29, 2007. For a Director nomination made in compliance with the company’s Policy Regarding Alternative Director Nominations by Stockholders to be considered timely, it must be received by the Secretary of the company no later than January 22, 2008 and no earlier than November 23, 2007. All other proposals will be deemed untimely unless submitted not less than 90 nor more than 150 days prior to the 2008 Annual Meeting.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.
By Order of the Board of Directors,
Robert S. Holcombe
Executive Vice President, General Counsel
and Secretary
Lake Forest, California
April 4, 2007
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

EXHIBIT A
Section 303A.02, Independence Tests of the New York Stock Exchange Listed Company Manual:
No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.
In addition, a director is not independent if:
(i) The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.
(ii) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
(iii) (A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.
(iv) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.
(v) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

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APRIA HEALTHCARE GROUP INC.
26220 ENTERPRISE COURT
LAKE FOREST, CALIFORNIA 92630
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The stockholder(s) whose name(s) appear(s) on the reverse side hereof appoint(s) Robert S. Holcombe and Doreen R. Bellucci, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the “Company”) held of record by the undersigned on March 16, 2007, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company’s Lake Forest, California Headquarters, 26220 Enterprise Court (Building 26210 — Sawgrass Room), Lake Forest, California 92630, beginning at 8:00 A.M., local time on Friday, May 4, 2007, and at any adjournment thereof, as designated on the reverse side hereof.
(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
APRIA HEALTHCARE GROUP INC.
May 4, 2007
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

■ 20930000000000000000 3	050407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND THE PROPOSAL LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS		NOMINEES:		2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
		O O O O O O O O O	Vicente Anido, Jr. Terry P. Bayer I.T. Corley David L. Goldsmith Lawrence M. Higby Richard H. Koppes Philip R. Lochner, Jr. Norman C. Payson, M.D. Mahvash Yazdi
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			OTHER MATTERS In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

☐	FOR ALL EXCEPT (See instruction below)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PRECEDING NOMINEES AND PROPOSAL. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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